SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported)  November 1, 1995

              PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



       Virginia                  0-15705               04-2918819
(State or other jurisdiction) (Commission           (IRS Employer
of incorporation               File Number)       Identification No.)



265 Franklin Street, Boston, Massachusetts                02110
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (617) 439-8118


     (Former name or address, if changed since last report)





                                    FORM 8-K
                                 CURRENT REPORT


              PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP

ITEM 2 - DISPOSITION OF ASSETS

  Richmond Park Apartments and Richland Terrace Apartments - Beaverton, Oregon

  Disposition Date - November 1, 1995

     On November 1, 1995, Portland Pacific Associates, a joint venture (the "Venture") in which Paine Webber Equity Partners Two Limited Partnership ("the Partnership") has an interest, sold the property known as the Richmond Park Apartments and Richland Terrace Apartments, both located in Beaverton, Oregon, to an independent third party, Balaclava Holdings, Inc., a Washington corporation, for approximately $11 million. The Partnership received net proceeds of approximately $8 million after deducting closing costs, the co-venture partner's share of the proceeds and repayment of a $2 million short term note from a bank which was collateralized by the Partnership's share of the expected proceeds. The $2 million loan was obtained by the Partnership in August, 1995 in order to meet ongoing capital requirements of the Partnership's commercial properties including planned capital alterations, tenant improvements and leasing commissions as more fully discussed in the September 30, 1995 quarterly report. The Partnership expects to distribute approximately $5 million of the net proceeds from this sale transaction in a Special Distribution to be made by December 31, 1995. The remaining sale proceeds will be retained by the Partnership to be used for the capital needs of its commercial properties.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS


  (a)  Financial Statements:  None

  (b)  Exhibits:

       (1)  Purchase and Sale Agreement between Portland Pacific
            Associates and Balaclava Holdings, Inc.

       (2) First Amendment to Purchase and Sale Agreement between Portland Pacific Associates and Balaclava Holdings, Inc.

       (3) Second Amendment to Purchase and Sale Agreement between Portland Pacific Associates and Balaclava Holdings, Inc.

       (4)  Sellers Final Settlement Statement - Richmond Park

       (5)  Sellers Final Settlement Statement - Richland Terrace


                            FORM 8-K

                         CURRENT REPORT

                 PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP

                           SIGNATURES




Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 PAINEWEBBER EQUITY PARTNERS TWO LIMITED PARTNERSHIP
                                  (Registrant)





                         By:S/S WALTER V. ARNOLD
                           Walter V. Arnold
                           Senior Vice President and
                           Chief Financial Officer

November 15, 1995


                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this `Agreement'') is entered into as of this 21st day of August, 1995, by and between PORTLAND PACIFIC ASSOCIATES, a California general partnership (`Seller''), and BALACLAVA HOLDINGS, INC., a corporation (`Buyer'').


                                    RECITALS

     A. Seller is the owner of certain real property located in the County of Washington, State of Oregon, consisting of two apartment projects which are commonly known as (i) Richmond Park Apartments, which is located at 18300 NW Walker Road, Beaverton, Oregon, on real property described in Exhibit B-1 attached hereto and incorporated herein and (ii) Richland Terrace Apartments, which is located at 15195 SW Walker Road, Beaverton, Oregon on real property described in Exhibit B-2 attached hereto and incorporated herein (collectively with all buildings and improvements located thereon, the `Real Property'').

     B. Buyer desires to purchase the Property (as defined below), and Seller desires to sell the Property on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions.
     As used in this Agreement the following terms shall have the meanings set forth below:

     `Additional Earnest Money Deposit'' is defined in Section 3(b) of this Agreement.

     ``Agreement'' is defined in the preamble of this Agreement.

     ``Approved Exceptions'' is defined in Section 8(b) of this Agreement.

     ``Buyer'' is defined in the preamble of this Agreement.

     ``Close of Escrow'' is defined in Section 15(d) of this Agreement.

     ``Closing Date'' is defined in Section 15(d) of this Agreement.

     `Deed'' is defined in Section 15(b)(i) of this Agreement.

     ``Disapproved Exception'' is defined in Section 8(c) of this Agreement.

     `Due Diligence Period'' is defined in Section 5 of this Agreement.

     `Earnest Money Deposit'' shall mean collectively the Initial Earnest Money Deposit and the Additional Earnest Money Deposit.

     ``Escrow'' is defined in Section 4 of this Agreement.

     ``Escrow Agent'' is defined in Section 4 of this Agreement.


     `Exception'' and ``Exceptions'' are defined in Section 8(b) of this Agreement.

     ``FIRPTA Affidavit'' is defined in Section 15(b)(ii) of this Agreement.

     `Hazardous Materials'' means oil and other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are ``azardous substances,'' ``azardous wastes,'' ``hazardous materials,'' or `toxic substances'' under any past, present or future state or federal law, ordinance or regulation.

     ``Initial Earnest Money Deposit'' is defined in Section 3(a) of this Agreement.

     `Minimal Destruction'' is defined in Section 18(a) of this Agreement.

     `Notice of Satisfaction of Due Diligence'' is a notice in the form of Exhibit A attached hereto.

     `Operating Statements'' is defined in Section 5(b)(ii) of this Agreement.

     ``Preliminary Title Report'' is defined in Section 8(a) of this Agreement.

     ``Prevailing Party'' is defined in Section 21 of this Agreement.

     ``Property'' shall mean collectively the Real Property; all of Seller's right, title and interest in all other intangible rights, titles, interests, privileges and appurtenances of Seller related to or used in connection with the operation and ownership of the Real Property; and personal property owned by Seller which is located on the Real Property and is used in connection with the operation and maintenance of the Real Property, as listed on the inventory attached hereto as Exhibit C, separated for each apartment complex.

     `Purchase Price'' is defined in Section 3 of this Agreement.

     ``Real Property'' is defined in Recital A of this Agreement.

     `Rent Roll'' is defined in Section of 5(b)(i) of this Agreement.

     ``Seller'' is defined in the preamble of this Agreement.

     ``Seller's Current Actual Knowledge'' shall mean matters of which Seller's Representative is actually aware without undertaking any investigation or inquiry whatsoever.

     ``Seller's Representative'' shall mean Philip Johnson, President of Pacific Union Investment Corporation, a general partner of Seller, who Seller represents and warrants is the officer of a general partner of Seller who has primary management responsibility for the Property and is a person who would have knowledge of certain information concerning the representations and warranties made herein.

     ``Significant Destruction'' is defined in Section 18(b) of this Agreement.

     ``Surveys'' is defined in Section 8(a) of this Agreement.


      Title Policy'' is defined in Section 8(d) of this Agreement.


     2. Purchase and Sale. Seller agrees to sell and Buyer agrees to purchase the Property, subject to the terms and conditions in this Agreement.


     3. Purchase Price. The purchase price for the Property shall be Eleven Million Dollars ($11,000,000.00) (``Purchase Price''), which shall be payable as follows:

     (a) Buyer shall deposit the sum of Fifty Thousand Dollars ($50,000.00) (the ``Initial Earnest Money Deposit'') in cash or by cashier's check into Escrow in an interest-bearing account at Escrow Agent concurrently with its execution of this Agreement. If Buyer fails to deposit the Initial Earnest Money Deposit into Escrow, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below). The Initial Earnest Money Deposit together with any interest earned thereon shall be applied to the Purchase Price at Close of Escrow.

     (b) Concurrently with Buyer's delivery of the Notice of Satisfaction of Due Diligence to Seller pursuant to Section 6(a) below, but in no event later than the thirtieth (30th) day following the date of this Agreement, Buyer shall increase the Earnest Money Deposit to Two Hundred Thousand Dollars by depositing the additional sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the ``dditional Earnest Money Deposit'') in cash or by cashier's check into Escrow in an interest-bearing account at Escrow Agent. The Additional Earnest Money Deposit shall be applied to the Purchase Price at Close of Escrow. If Buyer fails to deposit the Additional Earnest Money Deposit into Escrow concurrently with its delivery to Seller of the Notice of Satisfaction of Due Diligence pursuant to Section 6(a) below, or if Buyer fails to deliver to Seller either the Notice of Satisfaction of Due Diligence or a timely notice terminating this Agreement prior to the end of the Due Diligence Period, this Agreement shall be deemed to have been terminated, the Initial Earnest Money Deposit together with any interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below).

     (c) At or prior to the Close of Escrow (as defined below), Buyer shall deposit the additional sum of Ten Million Eight Hundred Thousand Dollars ($10,800,000.00) less the amount of interest earned on the Earnest Money Deposit in cash into Escrow at the Escrow Agent.


     4.   Escrow.   Concurrently with the execution of this Agreement by both
parties Buyer and Seller shall establish an escrow (the ``scrow'') at Chicago Title Insurance Company (``scrow Agent''), subject to the provisions of the standard conditions for acceptance of Escrow and the terms and conditions in this Agreement.


     5.   Due Diligence Review.    During the period (the `Due Diligence
Period') commencing on the date of this Agreement and ending on the thirtieth
(30th) day following the date of this Agreement (or such later date as to which the last day of the Due Diligence Period may be extended pursuant to Section 8(a) below), Buyer, at its sole cost and expense, shall have the right to conduct an investigation and review of the Property in order to satisfy itself as to the physical condition of the Real Property (including, without limitation, the physical condition of the Real Property as it relates to Hazardous Materials).

     (a) Buyer agrees to conduct its investigation and review of the Property in accordance with the following procedures:

     (i) No test or investigation involving physical disturbance of any portion of the Real Property shall be conducted without Seller's prior written approval of the specific test or investigation.

     (ii) Buyer shall exercise due care in inspecting and testing the Real Property and shall perform all such inspection and testing in a professional manner so as to minimize damage or disruption of the Real Property.

     (iii) Buyer agrees to promptly pay all costs associated with its review and investigation and not to permit any lien or encumbrance to be asserted against the Real Property in connection with such review and investigation.

     (iv) Buyer shall, at its expense, repair any damage to the Real Property caused by the performance of its review and investigation.

     (v) Buyer shall provide Seller with a copy of any written report of any test, analysis or examination which Buyer obtains with respect to the physical condition of the Real Property.

     (b) Not more than five (5) business days after the date of full execution of this Agreement, Seller shall deliver to Buyer the following items relating to the Property:


      (i) Rent Roll. A RentaRoll'')nforoll (collectively, the `` each apartment project showing the name of each tenant of the Property, the rental due under each such tenant's lease, the expiration date of each lease or rental agreement, the size of each unit, and all advance rentals and security deposits, if any, held by Seller or the management company for the Property with respect to each such tenant's lease or rental agreement;

     (ii) Operating Statements. Statements (the `Operating Statements'') prepared by management company for the Property showing operating income and expenses for the Property for calendar years 1992, 1993 and 1994 and the first seven months of 1995;

     (iii) Personal Property Inventory. An inventory of all personal property located on the Real Property which is used in the operation of the apartment projects located thereon; and

     (iv) Inspection Reports. Copies of any and all building inspection reports, environmental assessments, plans and specifications, permits, consents and approvals relating to the Property which are currently in Seller's possession or the possession of the management company for the Property.
Seller shall deliver to Buyer copies of all certificates of occupancy for all structures on the Real Property (to the extent issued by the applicable jurisdiction).


     6.   Satisfaction of Due Diligence/Termination.

     (a) Satisfaction of Due Diligence. In the event that Buyer elects to purchase the Property, at any time during the Due Diligence Period Buyer shall deliver to Seller an executed and dated Notice of Satisfaction of Due Diligence in the form of Exhibit A and deposit the Additional Earnest Money Deposit into Escrow, in which event the Earnest Money Deposit shall become non-refundable.


     (b) Termination. Buyer shall have the right to terminate this Agreement for any reason during the Due Diligence Period, in Buyer's sole and absolute discretion, by delivery to Seller at any time during the Due Diligence Period of written notice to such effect, the Initial Earnest Money Deposit and any interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below).

     If prior to the end of the Due Diligence Period Buyer fails to deliver to Seller either the Notice of Satisfaction of Due Diligence or written notice terminating this Agreement, this Agreement shall be deemed to have been terminated, the Initial Earnest Money Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below).


     7.   Acknowledgment.     Except as set forth in Section 10 of this
Agreement, Buyer acknowledges that Buyer is purchasing the Property `as is'' and `where is'' and solely in reliance on Buyer's own investigation, and, that except as set forth in Section 10 below, no representations or warranties of any nature whatsoever, express or implied, have been made by Seller or its partners or any of their respective officers, agents or employees with respect to any matter, fact or issue concerning the Property or this transaction.



                                    8.   Title.

 (a) Immediately following execution of this Agreement by both parties, Buyer shall cause Escrow Agent to provide Buyer with a preliminary title report for extended coverage title insurance (the `Preliminary Title Report''), together with copies of all documents relating to title exceptions referred to in the Preliminary Title Report. Seller shall furnish Buyer with copies of the ALTA surveys of the Real Property which Seller obtained when it acquired the Property not later than ten (10) days following the date of this Agreement. Buyer may elect, at Seller's expense, to obtain new ALTA surveys (or updated revisions of the existing ALTA surveys) of the Real Property (the ``Surveys'') which meet all the Escrow Agent's requirements for extended coverage title insurance.

     If Buyer elects to obtain the Surveys, and the Surveys are not delivered to Buyer by the close of business on the fifteenth (15th) day following the date of this Agreement, the last day of the Due Diligence Period and the Closing Date shall each be extended for a sufficient number of days so that Buyer shall have fifteen (15) days to review the Surveys prior to the end of the Due Diligence Period.

     (b) Buyer shall approve or disapprove the Surveys and each exception shown in the Preliminary Title Report and each encroachment, overlap and any other matter that affects title to the Real Property (each an `Exception'' and collectively, the `Exceptions'') prior to the last day of the Due Diligence Period. Buyer's failure to approve the Surveys or any Exception prior to the last day of the Due Diligence Period shall be deemed to be a disapproval of the Surveys or such Exception. The Exceptions approved by Buyer hereunder shall be referred to as the `Approved Exceptions.''

 (c) If any Exception is disapproved (each, a `` Disapproved Exception"),
Seller shall notify Buyer in writing within five (5) days of receipt of Buyer's notice of Disapproved Exceptions which Disapproved Exceptions Seller will attempt (but without any commitment to expend funds) to discharge, satisfy, release or terminate. If Seller does not agree to attempt to discharge, satisfy, release or terminate all Disapproved Exceptions, Buyer may elect to (i) terminate this Agreement by written notice to Seller within five
(5) days after receipt of Seller's notice that it will not attempt to discharge, satisfy, release or discharge all Disapproved Exceptions, in which event the Initial Earnest Money Deposit and any interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below) or to (ii) waive the Disapproved
Exception(s) that Seller will not attempt to discharge, satisfy, release or remove. Seller and Buyer shall each have the unilateral right by notice in writing given to the other party to extend the Closing Date for a period of up to thirty (30) days in order to cause the discharge, satisfaction, release or termination of a Disapproved Exception. The period of such extension shall run concurrently with the period of any other extension provided for in this Agreement. If Seller is unable to obtain a discharge, satisfaction, release or termination of any Disapproved Exception within the period(s) specified above, then this Agreement shall automatically terminate ten (10) business days (i) after expiration of the initial period or additional 30-day period, as applicable, for curing the Disapproved Exception or (ii) after Seller advises Buyer in writing that Seller is unable to cause such discharge, satisfaction, release or termination, whichever occurs first, unless within such 10-business day period Buyer waives in writing such Disapproved Exception, in which event such Disapproved Exception shall be deemed an Approved Exception under this Agreement. If this Agreement terminates pursuant to the foregoing sentence, then
Seller shall pay all charges of the Escrow Agent in connection with this transaction, and the parties shall be relieved of all further obligations and liabilities to each other under this Agreement except as otherwise provided herein, and all funds and documents deposited with Escrow Agent shall be promptly refunded or returned by Escrow Agent to the depositing party. Anything above to the contrary notwithstanding, it is understood and agreed that (i) Buyer may elect to satisfy any Disapproved Exception which is a deed of trust or lien on the Property out of the Purchase Price at Close of Escrow, and (ii) Buyer's indemnity obligations under Section 9 below and the mutual indemnities under
Section 19 below, shall not terminate upon termination of this Agreement pursuant to this or any other provision hereof.

     (d) At Close of Escrow Seller shall cause Escrow Agent to issue an Extended Coverage ALTA Owner's Policy of Title Insurance (the ``Title Policy'') in the amount of the Purchase Price to Buyer, showing title vested in Buyer subject only to a lien for real property taxes and assessments not then delinquent and the Approved Exceptions. The cost of such policy shall be borne by Seller. Buyer shall pay the additional premium(s) for an extended coverage ALTA policy of title insurance and for any title insurance policy (including the cost of any endorsements required by the lender) issued to the lender providing financing to Buyer to purchase the Property.


     9.   Access.   Access to the Real Property during the period commencing on the date of this Agreement and ending on the Closing Date shall be given to Buyer, its agents, employees and contractors during normal business hours upon at least three (3) business day's notice to Seller. Buyer shall indemnify and defend Seller against and hold Seller harmless from all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys fees, arising out of Buyer's entry onto the Real Property or any activity thereon by Buyer or its agents, employees or contractors prior to the Close of Escrow except to the extent any such losses, costs, damages, liabilities, and expenses arise directly out of the negligence or willful acts of Seller. The provisions of this Section shall survive the Close of Escrow.




     10.  Representations and Warranties of Seller.

     Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the Close of Escrow:

     (a) Hazardous Materials. To Seller's Current Actual Knowledge, there are no Hazardous Materials at levels which would give rise to liability or cleanup obligations under any applicable laws, regulations or ordinances present on the Real Property.

     (b) Notices re Violations. Seller has received no written notice, warning or notice of violation from any governmental agency alleging that conditions on the Real Property are or have been in violation of any laws, regulation or ordinances relating to the Real Property.

     (c) Power. Seller has the power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transaction contemplated hereby, and each person signing this Agreement on behalf of Seller has the authority to do so.


(d) Requisite Action. All requisite corporate and partnership action has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

     (e)  Leases.

     (i) The Rent Roll is complete and accurate in all material respects. Seller agrees to supplement the Rent Roll in the event that any lease shown thereon is modified or any further lease is entered into after the date hereof. Except for the leases, rental agreements and tenancies shown on the Rent Roll, there are no other leases, rental agreements, tenancies or licenses affecting the occupancy of the Property.

     (ii) Except as specifically disclosed on the Rent Roll, with respect to each lease, rental agreement or tenancy shown on the Rent Roll, there are no concessions, rebates or ``ree'' or ``reduced'' rent periods (whether oral or written) of any kind whatsoever which would have an effect at or after the Close of Escrow; and no rent under an lease, rental agreement or tenancy shown on the Rent Roll has been paid for more than thirty (30) days in advance of its due date (other than security deposits identified as such on the Rent Roll).

     (f) No Disputes With Tenants. Except as disclosed to Buyer in writing, Seller is not engaged in any disputes with any tenants of the Property.

     (g) No Defaults in Material Agreements. Seller is not in default under any agreement which is material to the operation of or affects the Property and to which Seller or any agent of Seller is a party, and, to Seller's Current Actual Knowledge, no event exists which, with the passage of time or the giving of notice or both, will become a default thereunder on the part of Seller. To Seller's Current Actual Knowledge, Seller is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

     (h) No Breach. The execution, delivery and performance of this Agreement by Seller (i) does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable laws and regulations, (ii) does not and will not conflict with or result in a breach of or default under (A) any judicial or administrative order or decree, or (B) the organizational documents of Seller, and (iii) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration of, or creation or imposition of any lien, charge or encumbrance upon the Property, by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which Seller is a party or which is or purports to be binding upon Seller or which affects or purports to affect the Property.

     (i) No Litigation. Neither Seller, nor to Seller's Current Actual Knowledge, its management company have received notice of or have knowledge of any investigations, actions, suits, proceedings or claims pending or threatened against Seller or the Property, which investigations, actions, suits, Proceedings or claims would invalidate this Agreement, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency or instrumentality, and no such investigation, action, suit, proceeding or claim has been pending during the twelve (12) month period preceding the date of this Agreement.

  (j) No Discrimination. In its operation of the Property Seller has not received any written notice of a violation of the provisions of any federal, state or local laws prohibiting discrimination in housing on the grounds of race, color, religion or creed, sex or national origin.

     (k) Notices re Insurance. Seller has not received from any insurance company or Board of Fire Underwriters any written notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

     (l) Eminent Domain. There is no existing or, to Seller's Current Actual Knowledge, threatened eminent domain or similar proceeding against the Property.

     (m) Taxes and Assessments. All real and personal property taxes relating to the Property, excepting those for the current tax year which are not delinquent (i.e. which are still payable without penalties or interest), have been paid in full.

     (n) Physical Condition. Except as disclosed in certain reports delivered to Buyer pursuant to Section 5(b)(iv) above, to Seller's Current Actual Knowledge, there are no structural defects of a material nature in the improvements of the Property.

     (o) Service Contract and Agreements. Except for the leases and rental agreements set forth in the Rent Roll and the agreements set forth in Exhibit D attached hereto, there are no contracts of any kind relating to the management, leasing, operation, maintenance or repair of the Property that will bind Buyer after the Close of Escrow.

     (p) Non-Foreign Person. Seller is not a foreign person or entity as defined under FIRPTA.


     (q) No Employees. Seller has no employees employed by it in connection with the Property.

     (r) Mechanics' Liens. All bills and claims for labor performed and materials furnished at Seller's direction to or for the benefit of the Property have been paid in full, and there are no mechanic's liens or materialmen's liens of record against the Property.

     (s) Operating Statements. The Operating Statements, in all material respects, properly reflect the profit or loss from the operation of the Property for the respective periods which each of them covers, and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, maintenance and repairs (whether capitalized or expensed), real estate taxes, management fees and all other operating expenses associated with the Property.

     (t) Disclosure. To Seller's Current Actual Knowledge, all copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby are complete and true copies and have not been modified or amended by oral agreements.

     Any claim with respect to the foregoing representations and warranties must be made by Buyer in writing and delivered to Seller no later than one (1) year after the Closing Date. If no claim is made in writing by Buyer within the one
(1) year period after the Closing Date, Seller shall have no further liability with respect to the foregoing representations and warranties.

     11.  Representations and Warranties of Buyer.


     Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the date of the Close of Escrow:

     (a) Power. Buyer has the power, right and authority to enter into this Agreement and the instruments referenced herein and to consummate the transaction contemplated hereby, and each person signing this Agreement on behalf of Buyer has the authority to do so.

     (b) Requisite Action. All requisite corporate and partnership action has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transaction contemplated hereby.

     (c) No Breach. The execution, delivery and performance of this Agreement by Buyer (i) does not and will not breach any statute or regulation of any governmental authority, including, but not limited to, applicable laws and regulations, (ii) does not and will not conflict with or result in a breach of or default under (A) any judicial or administrative order or decree, or (B) the organizational documents of Buyer, and (iii) does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration of, by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which Buyer is a party or which is or purports to be binding upon Buyer.

     Any claim with respect to the foregoing representations and warranties must be made by Seller in a writing delivered to Buyer no later than one (1) year after the Closing Date. If no claim is made in writing by Seller within the one
(1) year period after the Closing Date, Buyer shall have no further liability with respect to the foregoing representations and warranties.


     12.  Seller's Covenants.

     From and after the date of this Agreement and continuing through the Close of Escrow, Seller agrees as follows:

     (a) Operation of the of the Property. Seller shall manage and operate the Property in the ordinary and usual manner and preserve its relations with tenants, suppliers and others having business dealings with it. Seller shall cause the Property to be maintained in its present order and condition and make all necessary repairs and replacements consistent with a reasonably prudent maintenance and repair program and shall deliver the Property on the Closing Date in substantially the same condition as it is in as of the date of this Agreement, reasonable wear and tear excepted. Without Limiting the foregoing, no fixtures, equipment or other tangible personal property shall be removed from the Property unless prior to the Closing Date the same is replaced with similar items of at least equal quality.

     (b)  Liens.    Seller shall keep the Property free and clear of liens,
including, without limitation mechanic's liens, in connection with work performed and materials provided prior to the Closing Date.

     (c)  Leases.   Seller may in the ordinary course of business enter into
leases, lease amendments and lease terminations. Seller shall not materially modify the lease form currently utilized by Seller after Buyer's delivery of the Notice of Satisfaction of Due Diligence without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (d) New Contracts. Without Buyer's prior written consent Seller shall not enter into any new contracts or agreements relating to the Property except such contracts or agreements as may be terminated at or by the Closing Date without cost or expense to Buyer.

     (e)  Tax Proceedings.    Seller shall not withdraw, settle or otherwise
compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the taxes prorated at Close of Escrow shall be apportioned ratably between Seller and Buyer, after deducting the costs of collection thereof, which obligation shall survive Close of Escrow.

     (f) Copies of Notices. Promptly upon receipt, Seller shall provide Buyer copes of all material notices and correspondence received from any insurance company which carries insurance on the Property, Board of Fire Underwriters or any governmental authority.


     13.  Conditions to Seller's Obligation to Close.

     The obligation of Seller to close hereunder shall be subject to satisfaction of the following conditions (all or any of which may be waived by Seller in writing):


    (a)  Representations and Warranties True at Close of Escrow.     The
representations and warranties made by Buyer in this Agreement shall be true in all material respects as of the Close of Escrow with the same force and effect as though such representations and warranties had been made or given as of the Closing Date.

     (b)  Compliance With Agreement.    Buyer shall have performed and complied
in all material respects with all its obligations under this Agreement which are to be performed or complied with by Buyer prior to or at Close of Escrow.

     14.  Conditions to Buyer's Obligation to Close.

     The obligation of Buyer to close hereunder shall be subject to satisfaction of the following conditions (all or any of which may be waived by Buyer in writing):

     (a)  Representations and Warranties True at Close of Escrow.     The
representations and warranties made by Seller in this Agreement shall be true in all material respects as of the Close of Escrow with the same force and effect as though such representations and warranties had been made or given as of the Closing Date.

     (b)  Compliance With Agreement.    Seller shall have performed and complied
in all material respects with all its obligations under this Agreement which are to be performed or complied with by Seller prior to or at Close of Escrow.


     15.  Close of Escrow.


     (a) Buyer's Title Policy. Simultaneously with the Close of Escrow, Escrow Agent shall issue the Title Policy in the name of Buyer in the amount of the Purchase Price.

     (b) Seller's Deposits Into Escrow. Seller shall deliver to Escrow Agent on or prior to the Close of Escrow the following documents:

          (i) A Statutory Warranty Deed executed and acknowledged by Seller conveying to Buyer fee simple title to the Real Property (``Deed'');

          (ii)  Seller's affidavit of nonforeign status as contemplated by
Section 1445 of the Internal Revenue Code of 1986, as amended (`FIRPTA Affidavit');

          (iii) An Assignment of Leases in form reasonably acceptable to Seller and Buyer;

          (iv) A Special Warranty Bill of Sale in form reasonably acceptable to Seller and Buyer; and

          (v) A General Assignment in form reasonably acceptable to Seller and Buyer assigning all of Seller's right, title and interest in and to those agreements set forth Exhibit D which are not subject to termination at or prior to Close of Escrow or which Buyer does not require to be terminated, the names of the two apartment projects, any warranties or guaranties and all other intangible rights owned by Seller and relating exclusively to the Property.

     (c) Buyer's Deposits into Escrow. Buyer shall deposit into Escrow, prior to the Close of Escrow, the sum of Ten Million Eight Hundred Thousand Dollars ($10,800,000) less the amount of any interest earned on the Earnest Money Deposit in cash or immediately available funds.

     (d) Closing Date. The conveyance of the Real Property to Buyer and the closing of this transaction (the ``Close of Escrow'') shall take place on the forty-fifth (45th) day following the date of this Agreement, or such other date as the parties shall mutually agree upon in writing (``losing Date''), unless the Closing Date is extended pursuant to the terms of this Agreement.

     (e) Costs and Prorations. Escrow Agent shall make prorations and shall charge costs at the Close of Escrow as follows:

          (i) Seller shall pay

               (A) any transfer taxes due upon transfer of the Real Property;

               (B) the amount of the premiums charged for an ALTA Owner's Policy of Title Insurance without extended coverage; and

               (C) one-half (1/2) of the escrow fee charged by Escrow Agent.

          (ii) Buyer shall pay

               (A) the recording charges in connection with recordation of the Deed;

               (B) one-half (1/2) of the escrow fee charged by Escrow Agent; and



               (C) an amount equal to the difference between (i) the premium for an ALTA Owner's Policy of Title Insurance without extended coverage and (ii) the premium for the Title Policy plus the premium for the ALTA lender's policy of title insurance issued to the lender (if any) providing financing for Buyer to purchase the Property.

          (iii) Prorations. Real property taxes and assessments shall be prorated at the Close of Escrow based on the most current real property tax bill available, including any supplemental property taxes that may be assessed after the Close of Escrow but that relate to a period prior to the Close of Escrow, regardless of when notice of those taxes is received or who receives the notice. Rents and other income and expenses shall be prorated at the Close of Escrow. Seller shall receive a credit for its prorated share of all accrued, but unpaid rent, and all rent paid after the Close of Escrow shall be the property of Buyer. All security, damage and other deposits shall be retained by Seller, and Buyer shall receive a credit in the amount of such deposits. All utilities shall be prorated outside of Escrow.


     16.  Possession.    Possession of the Property shall be delivered to Buyer
at the Close of Escrow.


     17.  LIQUIDATED DAMAGES.

IF THE CLOSE OF ESCROW DOES NOT TIMELY OCCUR DUE TO THE DEFAULT OF BUYER, OR
IF BUYER IS OTHERWISE IN DEFAULT HEREUNDER, (a) BUYER SHALL HAVE NO FURTHER RIGHT TO CLOSE THE ESCROW AND (b) SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AND ALL INTEREST EARNED THEREON AS LIQUIDATED DAMAGES AS ITS SOLE REMEDY IN LIEU OF ANY OTHER RIGHT TO DAMAGES OR RIGHT TO SPECIFIC PERFORMANCE OF THIS AGREEMENT AND SELLER WAIVES ANY FURTHER RIGHT TO CLAIM DAMAGES FROM BUYER OR SEEK OTHER LEGAL OR EQUITABLE REMEDIES AS A RESULT OF FAILURE BY BUYER TO COMPLETE THE PURCHASE; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION SHALL TERMINATE, VITIATE OR OTHERWISE ABROGATE THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS AGREEMENT. BUYER AND SELLER AGREE THAT, BASED UPON THE CIRCUMSTANCES NOW EXISTING, THE FOREGOING AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES.

     PLEASE INITIAL:     /S/ PHILIP JOHNSON  /S/ TOM LINDSAY
                            Seller          Buyer

     18.  Risk of Loss.

     (a) Minimal Destruction. Buyer shall not be relieved of the obligation to complete the purchase by reason of any destruction (`Minimal Destruction'') of the Property prior to Close of Escrow which will entail restoration or repair costs not exceeding Two Hundred Thousand Dollars ($200,000) in the aggregate, as estimated by a reputable contractor. If any Minimal Destruction occurs prior to Close of Escrow, Buyer may elect by written notice to Seller within fifteen (15) days after the date of the occurrence causing such destruction (i) to require Seller to repair and restore the Property or (ii) not to require Seller to repair and restore the Property. If Seller is required to repair and restore the Property, Seller shall promptly commence the repair and restoration with due diligence to Buyer's reasonable satisfaction. In such event, the Closing Date shall automatically be extended until the full, lien-free completion (excluding punchlist items) of such repairs and restoration. If Buyer elects not to require Seller to repair and restore the Property, Seller shall have no obligation to repair any damage due to Minimal Destruction. In such event, there shall be deducted from the Purchase Price such amount reasonably estimated by a reputable contractor as being necessary to repair such damage, and Seller shall retain any rights which it may have to collect casualty insurance proceeds with respect to such Minimal Destruction.

     (b) Significant Destruction. If any destruction (`Significant Destruction'' of the Property occurs prior to Close of Escrow which will entail restoration or repair costs exceeding Two Hundred Thousand Dollars ($200,000), as estimated by a reputable contractor, Seller or Buyer may elect to terminate this Agreement by written notice to the other party given twenty (20) days after the date of the occurrence causing such Significant Destruction If this Agreement is so terminated by either party, neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 above), and any funds (including the Earnest Money Deposit and all interest earned thereon), instruments or documents shall be returned to the party which has deposited them into Escrow.

     If neither party elects to terminate this Agreement, as aforesaid, Seller shall promptly commence the repair and restoration with due diligence to Buyer's reasonable satisfaction. In such event, the Closing Date shall automatically be extended until the full lien-free completion (excluding punchlist items) of such repairs and restoration.


     19. Brokers. Seller shall pay a commission of Two Hundred Seventy-Five Thousand Dollars ($275,000.00) at Close of Escrow, fifty percent (50%) ($137,500.00) of which shall be payable to Carr Capital and fifty percent (50%) ($137,500.00) of which shall be payable to New England Mortgage Company, both of which are agents of Seller. Except as provided in the preceding sentence, each party to this Agreement represents and warrants to the other that the warranting party has incurred and will incur no obligation, by reason of this Agreement or the transaction contemplated hereby, for any real estate brokerage commission or finder's fee for which the other party would be liable. Each party shall, and hereby agrees to, defend, indemnify and hold the other party harmless from and against any and all claims, liabilities, damages and costs, without limitation, reasonable attorneys fees and costs, arising out of a breach of that party's representations and warranties set forth in this Section. The provisions of this Section shall survive the Close of Escrow.


     20.  Indemnification.

     (a) Seller shall indemnify and hold Buyer harmless against, and reimburse Buyer on demand for, any and all obligations, losses, liabilities, claims, cost or expense (including reasonable attorneys' fees), whether direct, contingent or consequential in any way related to the Property and arising out of actions or circumstances occurring prior to Close of Escrow, resulting from claims asserted against Buyer by any third party, based on the use, maintenance, operation, ownership or possession of the Property prior to Close of Escrow; provided, however, that the aforesaid indemnification shall not apply to any claims, damages, losses, costs, expenses and liabilities (including but not limited to attorneys' fees and court costs) (i) relating to the physical condition of the Property with respect to Hazardous Materials or (ii) arising out of the acts or omissions of Buyer.

   Buyer shall indemnify and hold Seller harmless against, and reimburse Seller on demand for, any and all obligations, losses, liabilities, claims, cost or expense (including reasonable attorneys' fees), whether direct, contingent or consequential in any way related to the Property and arising out of actions or circumstances occurring after Close of Escrow, resulting from claims asserted against Seller by any third party, based on the use, maintenance, operation, ownership or possession of the Property after Close of Escrow; provided, however, that the aforesaid indemnification shall not apply to any claims, damages, losses, costs, expenses and liabilities (including but not limited to attorneys' fees and court costs) (i) relating to the physical condition of the Property with respect to Hazardous Materials or (ii) arising out of the acts or omissions of Seller.

     (b) Notwithstanding anything to the contrary in this Agreement, in no event shall the provisions of this Section 20 be deemed to be a release by either party of any liability arising out of a breach of the representations and warranties made in Section 10 and Section 11 of this Agreement or of Statutory or common law rights or causes of action that such party, its successors and assigns, or any third party may have against the other party with respect to the presence or claimed presence of Hazardous Materials at the Property.


     21.  Assignment.    This Agreement shall be binding upon and inure to the
benefit of the successors and assigns of the parties hereto. Notwithstanding the foregoing, Buyer may not transfer, assign or encumber its rights under this Agreement without Seller's prior written approval (which approval shall not be unreasonably withheld or delayed) except pursuant to an absolute, irrevocable, unconditional assignment or transfer (but not encumbrance) of all of Buyer's rights under this Agreement to an affiliated entity. An "affiliated entity" for purposes of the foregoing shall mean either (a) a partnership in which Buyer is a general partner or (b) a corporation controlling, controlled by or under common control with Buyer. Only one such assignment to an affiliated entity may be made without Seller's approval prior to Close of Escrow. In the event of any assignment by Buyer with Seller's approval or where Seller's approval is not required hereunder, the assignee shall be deemed to have assumed all obligations and liabilities of Buyer under this Agreement. Notwithstanding the foregoing, no assignment pursuant to this Section shall relieve Buyer of any of its obligations or liabilities under this Agreement, including, without limitation, Buyer's indemnity obligations under Section 9 or Section 19 above. Buyer shall deliver to Seller a complete copy of any executed assignment as to which Seller's approval is not required hereunder not more than five (5) days after the effective date of such assignment. Seller shall not be bound by any such assignment unless and until Seller has received such copy thereof.


     22.  Attorneys Fees.     If any legal action or other proceeding is brought
for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the Prevailing Party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action, arbitration or proceeding,including, but not limited to, expert's expenses, in addition to any other relief to which they may be entitled. As used herein, the `Prevailing Party'' shall include without limitation a party who dismisses an action in exchange for sums allegedly due; the party who receives performance from the other party for an alleged breach of contract or a desired remedy where the performance is substantially equal to the relief sought in an action; or the party determined to be the prevailing party by a court of law.


     23.  Notices.

All notices to be given under this Agreement shall be in writing and sent by
(a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the United States Mail, (b) overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy, in which case notice shall be deemed delivered on transmittal by telecopier or other similar means, as follows:

If to Seller:       Portland Pacific Associates
                    c/o Pacific Union Investment
                    Corporation,
                    3640 Buchanan Street
                    San Francisco, California 94123
                    Attention:  Philip Johnson
                                President
                    Fax No.:  (415) 929-0743

with a copy to:     Peter F. Sullivan
                    Vice President
                    PaineWebber Properties Incorporated
                    265 Franklin Street, 16th Floor
                    Boston, Massachusetts 02110
                    Fax No.  (617) 345-8752

with a copy to:     Hunton & Williams
                    3050 Chain Bridge Road
                    Suite 600
                    Fairfax, Virginia 22030
                    Attention:  E. Peter Kane, Esq.

                      Fax No.:  (703) 273-6772



If to Buyer:        Balaclava Holdings, Inc.
                    The Marine Building
                    355 Burrad Street, Suite 1550
                    Vancouver, British Columbia
                    Canada  V6C2G8
                    Attention:  Tom Lindsay, Senior Vice
                    President
                    Fax No.:  (604) 688-3569

with a copy to:     Bogle & Gates
                    Two Union Square
                    601 Union Street
                    Seattle, Washington 98101-2346
                    Attention:     Timothy R. Osborn
                    Fax No.:  (206) 621-2660


or to such other address as Buyer or Seller may respectively designate by written notice to the other.


     24.  Possession.    Possession of the Property shall be delivered to Buyer
upon recordation of the Deed.



     25.  Entire Agreement.   This Agreement contains the entire agreement
between the parties to this Agreement and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.


     26. Severability. If any term or provision of this Agreement shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement shall not be affected.


     27. Waivers. A waiver or breach of a covenant or provision in this Agreement shall not be deemed a waiver of any other covenant or provision in this Agreement, and no waiver shall be valid unless in writing and executed by the waiving party. An extension of time for performance of any obligation or act shall not be deemed an extension of the time for performance of any other obligation or act.


     28. Construction. The section headings and captions of this Agreement are, and the arrangement of this instrument is, for the sole convenience of the parties to this Agreement. The section headings, captions, and arrangement of this instrument do not in any way affect, limit, amplify, or modify the terms and provisions of this Agreement. The singular form shall include plural, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties have prepared it. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits referred to in this Agreement are attached to it and incorporated in it by this reference.


     29.  No Merger.     All of the terms, provisions, representations,
warranties, and covenants of the parties under this Agreement shall survive the Close of Escrow in accordance with the terms of this Agreement and shall not be merged in the Deed or other documents.


     30. Counterparts. This Agreement may be executed in one or more counterparts. Each shall be deemed an original and all, taken together, shall constitute one and the same instrument.


     31.  Time of the Essence.     Time is of the essence in this Agreement.


     32. Governing Law. This Agreement shall be governed and construed in accordance with Oregon law (excluding conflicts of law principles).In the event of any dispute between the parties in connection with or arising out of this Agreement, the parties agree that any lawsuit or administrative proceeding commenced in connection therewith be commenced and prosecuted in the State of Oregon.




IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


    SELLER:

                    PORTLAND PACIFIC ASSOCIATES,
                    a California general partnership

                    By:  Pacific Union Investment
                         Corporation,
                         a California corporation
                         Its General Partner


                         By:  /S/ PHILIP JOHNSON
                              Philip Johnson
                              President


                    BUYER:

                    BALACLAVA HOLDINGS, INC.,
                    a corporation


                         By:  /S/ TOM LINDSAY
                              TOM LINDSAY
                         Title:  Senior Vice President


                                   EXHIBIT A


                    NOTICE OF SATISFACTION OF DUE DILIGENCE


                                             , 1995
                             ----------------


Portland Pacific Associates
c/o Pacific Union Investment Corporation
3640 Buchanan Street
San Francisco, California 94123
Attention:Philip Johnson
          President

          Re:  NOTICE OF SATISFACTION OF DUE DILIGENCE

Ladies/Gentlemen:

          The undersigned hereby gives notice of the satisfaction of the due diligence contingency set forth in Section 5 of that certain Purchase and Sale
Agreement, dated as of August   , 1995 (the `Purchase Agreement'') between the
                              --
undersigned, as `Buyer'', and Portland Pacific Associates, as ``Seller'' and hereby acknowledges satisfaction of all contingencies in the Purchase
Agreement.                         Very truly yours.

                         BALACLAVA HOLDINGS, INC.
                         a corporation



                              By:
                                   -----------------------


                              Its:
                                    ----------------------



                                  EXHIBIT B-2

                               LEGAL DESCRIPTION

PARCEL I:

Lots 15 and 16, OLD MEADOW FARMS, in the County of Washington and State of Oregon, together with that portion of vacated unnamed roadway that inured hereto by Order No. 85-210, a copy of which was recorded November 1, 1985, under Recorder's Fee No. 85043793.

EXCEPTION THEREFROM that portion deeded to the public as a public way by Deed recorded September 5, 1985, under Recorder's Fee No. 85035004, in the County of Washington and State of Oregon.

PARCEL II:

A perpetual and irrevocable easement for ingress and egress over a portion of that certain tract of land in the Northeast one-quarter of Section 5, Township 1 South, Range 1 West of the Willamette Meridian, in the County of Washington and State of Oregon, Conveyed to Tualatin Hills Park and Recreation District by the judgment in Washington County Circuit Court, Case No. 36-698, said portion being more particularly described as follows:



BEGINNING at a point on the East line of Tract 1, NORTH BARBER TRACTS, a plat of record in said County, which point is Northerly 45.00 feet, when measured at right angles, from the centerline of S.W. Walker Road (County Road No. 215) and running thence North 69 degrees 14 minutes West parallel with said centerline
60.90 feet; thence North 20 degrees 46 minutes East, 21.00 feet; thence on the arc of a 120.00 foot curve to the right, the long chord of which bears North 30 degrees 27 minutes 12 seconds East 76.89 feet, 78.28 feet to a point on said East line; thence South 00 degrees 21 minutes 42 seconds East, 100.60 feet to the point of beginning.


                                  EXHIBIT B-1

                               LEGAL DESCRIPTION



PARCEL III:


A tract of land located in the Southwest quarter of Section 31, Township 1 North, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon, said tract being more particularly described as follows:

BEGINNING at a point on the West line of that certain tract of land conveyed to P.J. Cressy and Rachel M. Cressy, by a Deed recorded in Book 363, Page 54, in the Deed Records of said County, which point is 45.00 feet Southerly, when measured at right angles, from the centerline of N.W. Walker Road (County Road No. 215) and which point bears Sough 89 degrees 36 minutes 32 seconds East
506.04 feet and North 00 degrees 20 minutes 36 seconds East 880.74 feet from the Southwest corner of that Dudley B. Dustin Donation Land Claim No. 60, and running thence South 55 degrees 57 minutes 07 seconds East parallel with said centerline 705.78 feet to a point on the East line of that certain tract of land conveyed to Allen L. Landers and Rose H. Landers by a Deed recorded in Book 386, Page 156 of said County Deed Records; thence South 00 decrees 21 minutes 14 seconds West along said East line 489.58 feet to a point on the South line of said Dustin Donation Land Claim; thence along said South line North 89 decrees 36 minutes 32 seconds West 587.06 feet to the Southwest corner of said Cressy Tract; thence North 00 decrees 20 minutes 36 seconds East 880.74 feet to the place of beginning.


EXHIBIT C

                                 RICHMOND PARK
                               Physical Inventory



Rental Office

1    desk
1    desk chair
1    crendza
1    copier
1    phone
1    fax machine
1    adding machine
2    chairs
1    AST computer (model vision 4N0
1    HP Deskjet 500 Printer

Clubhouse & Exercise Room

4    couches
2    coffee tables
2    lamps
3    tables
7    chairs
1    stove
1    refrigerator
1    coffee maker
1    universal
1    stationary bicycle
1    rowing machine
1    stair climber
1    fan
1    power station


Property Maintenance - Landscsape

1    pressure washer
1    sprader
1    blower
1    sprayer
1    wheelbarrow
1    wet/dry vac
1    extension ladder, dolly
1    skill saw, post hole digger
1    rekeying kit

Pool
6    lounge chairs
17   chairs
1    umbrella
2    tables

Units

100  refriderators
100  stoves
100  dishwashers
100  washers
100  dryers

EXHIBIT C

                                RICHLAND TERRACE
                               Physical Inventory


Rental Office

1    desk
1    typewriter table
1    copier
1    phone
1    fax machine
1    adding machine
2    chairs
1    AST computer (model vision 4N0
1    HP Deskjet 500 Printer

Clubhouse & Exercise Room

4    couches
2    coffee tables
1    lamp
2    tables
12   chairs
1    stove
1    refrigerator
1    coffee pot
1    ping pong table
1    universal
1    stationary bicycle
1    rowing machine
1    stair climber
1    tread mill
1    credenza

Property Maintenance - Landscsape

1    Exmark lawnmower 48 inches
1    Honda lawnmower 20 inches
1    gas hedge trimmer
1    edger
1    weedeater
1    blower
1    spreader
2    backpack sprayers
1    wheelbarrow and handtruck
1    wet/dry vac
1    extension ladder
1    drill, hand hoist, miter saw, router, sander
1    small air compressor, fogger

Pool
6    lounge chairs
10   chairs
1    table and umbrella

Storage
1    desk
1    vacuum cleaner


Units

83   refriderators
83   stoves
83   dishwashers
83   washers
83   dryers


EXHIBIT D

The following are contracts in place for Richland Terrace and Richmond Park:

Richmond Park:

1 Advertising - For Rent Magazine contract for 26 issues beginning 5/5/95. $242.50 per issue, published bi-weekly.

2 Landscaping - Northwest Landscape, contract for one year ending on April 30, 1996. $1,850.00 per month.

Richland Terrace:

1 Advertising - For Rent Magazine contract for 26 issues beginning 5/5/95. $242.50 per issue, published bi-weekly.

2 Landscaping - Northwest Landscape, contract for one year ending on April 30, 1996. $845.00 per month.


3    Cable TC - TCI cablevision, a contract was never signed by the cable company, but a letter from TCI signed September 1988, by the General Manager agreeing to the initial rate and the future rates of increase is no file. The letter allows termination of the agreement at any time. The current cost is $8.71 per apartment, or $722.93 per month. The regular customer pays $24.000 for the same service. The last increase was February 1995.



                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT



     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this ``First Amendment') is made as of this 21st day of September, 1995, by and between PORTLAND PACIFIC ASSOCIATES, a California general partnership (``Seller''), and BALACLAVA HOLDINGS, INC., a corporation (``Buyer'').


                                    RECITALS


     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated as of August 21, 1995 (the ``Purchase and Sale Agreement'').

     B.   Seller and Buyer desire to amend the Purchase and Sale Agreement.



                                   AGREEMENT


     1. All capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Purchase and Sale Agreement.


     2. Section 5 of the Purchase and Sale Agreement shall be, and it hereby is, amended to provide that the Due Diligence Period shall expire on September 28, 1995.


     3. Except as modified by this First Amendment, all of the provisions of the Purchase and Sale Agreement shall remain in full force and effect.





     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

                    SELLER:

                    PORTLAND PACIFIC ASSOCIATES,
                    a California general partnership

                    By:  Pacific Union Investment
                         Corporation,

                        a California corporation
                         Its General Partner


                         By:  /S/ PHILIP JOHNSON
                              Philip Johnson
                              President


                    BUYER:

                    BALACLAVA HOLDINGS, INC.,
                    a corporation

                         By:  /S/ TOM LINDSAY
                              TOM LINDSAY
                         Title:  Senior Vice President




                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT



     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this ``Second Amendment') is made as of this 23rd day of October, 1995, by and between PORTLAND PACIFIC ASSOCIATES, a California general partnership (`Seller''), and BALACLAVA HOLDINGS, INC., a corporation (`Buyer'').



                                    RECITALS


     A. Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated as of August 21, 1995, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of September 21, 1995 (collectively, the `Purchase and Sale Agreement'').

     B.   Seller and Buyer desire to further amend the Purchase and Sale
Agreement.


                                   AGREEMENT


     1. All capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Purchase and Sale Agreement.


     2. Seller and Buyer hereby agree that the termination of the Purchase and Sale Agreement shall be, and it hereby is rescinded; and that the Purchase and Sale Agreement shall be, and it hereby is, reinstated in its entirety, with all of its terms and conditions, as amended by this Second Amendment, being in full force and effect.

    3. Section 3(b) of the Purchase and Sale Agreement shall be, and it hereby is, amended to read as follows:

     ``b) Not later than the date of the Second Amendment, Buyer shall deposit into Escrow in cash or by cashier's check an amount (the ``Additional Earnest Money Deposit'' sufficient to increase the total amount of the Earnest Money Deposit to One Million Dollars ($1,000,000.00). The amount so deposited shall be held in an interest-bearing account at Escrow Agent. The Additional Earnest Money Deposit shall be applied to the Purchase Price at Close of Escrow. If Buyer fails to deposit the Additional Earnest Money Deposit into Escrow not later than the date of the Second Amendment, this Agreement shall be deemed to have been terminated, the Initial Earnest Money Deposit together with any interest earned thereon shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder (other than Buyer's indemnity obligations under Section 9 below). As of the date of Buyer's deposit of the Additional Earnest Money Deposit, the Earnest Money Deposit shall be non-refundable subject to Seller's performance under the Purchase and Sale Agreement, as modified by the Second Amendment, and fulfillment of all conditions to closing set forth in Section 14 of the Purchase and Sale Agreement.''


     4. Section 3(c) of the Purchase and Sale Agreement shall be, and it hereby is, amended to read as follows:

     `(c) At or prior to the Close of Escrow (as defined below), Buyer shall deposit into Escrow in cash an amount sufficient to pay the Purchase Price less the amount of the Earnest Money Deposit plus the amount of any interest earned thereon.''



     5. Buyer hereby acknowledges satisfaction of the due diligence contingency set forth in the Purchase and Sale Agreement in lieu of delivering the Notice of Satisfaction to Seller.


     6. Buyer hereby approves the Surveys prepared by R.E. Bancroft & Associates as job number 027785 for the Richmond Park Apartments and job number 026785 for the Richland Terrace Apartments.

          With regard to Chicago Title Commitment Number 144089 for Richmond Park Apartments, dated as of October 13, 1995 (the ``Richmond Park Commitment'), Seller agrees as follows:

     (a) General Exceptions 1 through 5 inclusive shall be be deleted from the Title Policy.

     (b) Seller shall pay current real estate taxes and liens, if any, from the City of Beaverton shown as Special Exceptions 6 and 7 in the Richmond Park Commitment. Real estate taxes and city liens which are not delinquent shall be prorated pursuant to Section 15(e)(iii) of the Purchase and Sale Agreement.

     (c) Special Exceptions 11, 12, 13 and 14 shall be deleted from the Title Policy.



          With regard to Chicago Title Commitment Number 143355 for Richland Terrace Apartments, dated as of October 13, 1995 (the `Richland Terrace Commitment'), Seller agrees as follows:

     (a) General Exceptions 1 through 5 inclusive shall be be deleted from the Title Policy.

     (b) Seller shall pay current real estate taxes and liens, if any, from the City of Beaverton shown as Special Exceptions 6 and 7 in the Richland Terrace Commitment. Real estate taxes and city liens which are not delinquent shall be prorated pursuant to Section 15(e)(iii) of the Purchase and Sale Agreement.

     (c) Special Exceptions 15, 16, 17 and 18 shall be deleted from the Title Policy.

          Seller acknowledges receipt of a letter, dated September 26, 1995, (the ``Title Exception Letter'') from Bogle & Gates, counsel to Buyer regarding title to the Real Property. Other than as set forth above Buyer hereby waives all other Disapproved Exceptions set forth in the Title Exception Letter and agrees and acknowledges that Seller shall have no obligation to discharges or modify any such Disapproved Exception as a condition precedent to Close of Escrow.

    7. Section 15(d) of the Purchase and Sale Agreement shall be, and it hereby is, amended to provide that the Closing Date and the Close of Escrow shall be October 31, 1995.


     8. Seller shall give Buyer a credit in Escrow in the amount of One Hundred Fifty Thousand Dollars ($150,000.00), reflecting future expenses which Buyer may incur in connection with ownership and operation of the Real Property for items identified by Buyer during the Due Diligence Period.


     9.   The Purchase Price shall be allocated as follows:

     (a)  Richmond Park

          Land                     $  600,000
          Buildings                 5,066,000
          Land Improvements           270,000
          Furniture and Fixtures       75,000

          Total                    $6,011,000

     (b)  Richland Terrace

          Land                     $  500,000
          Buildings                 4,207,000
          Land Improvements           220,000
          Furniture and Fixtures       62,000


          Total                    $4,989,000


     10. Section 19 of the Purchase and Sale Agreement shall be, and it hereby is, amended to provide that Seller shall pay a commission of One Hundred Twenty-Five Thousand Dollars ($125,000.00) at Close of Escrow, fifty percent (50%) ($62,500.00) of which shall be payable to Carr Capital and fifty percent (50%) percent of which shall be payable to New England Mortgage Company, both as agent of Seller.


     11. Seller shall indemnify and hold Buyer harmless against, and reimburse Buyer on demand for, any and all obligations, losses, liabilities, claims, costs or expenses (including reasonable attorneys' fees) arising out of sewer charges (including any penalties and interest thereon) by the Unified Sewerage Agency of Washington County and the City of Beaverton for the Richmond Park Apartments which are allocable to the period prior to Close of Escrow.


     12. This Second Amendment may be executed in one or more counterparts. Each shall be deemed an original and all, taken together, shall constitute one and the same instrument.


     13. Except as modified by this Second Amendment, all of the provisions of the Purchase and Sale Agreement shall remain in full force and effect.




  IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.


                    SELLER:

                    PORTLAND PACIFIC ASSOCIATES,
                    a California general partnership

                    By:  Pacific Union Investment
                         Corporation,
                         a California corporation
                         Its General Partner


                         By:  /S/ PHILIP JOHNSON
                              Philip Johnson
                              President


                         By:  PaineWebber Equity Partners Two
                              Limited Partnership,
                              a Virginia limited partnership
                              Its General Partner

                         By:  Second Equity Partners, Inc.,
                              a Delaware corporation
                              Its Managing General Partner



                              By: /s/ PETER F. SULLIVAN
                              Its: Vice President



                    BUYER:

                    BALACLAVA HOLDINGS, INC.,
                    a corporation


                         By:  S/S TOM LINDSAY
                                Tom Lindsay
                                Senior Vice President




                   CHICAGO TITLE INSURANCE COMPANY OF OREGON

                       SELLERS FINAL SETTLEMENT STATEMENT



Seller:             Portland Pacific Associates Escrow No.:  41000-8039BJS
                    Philip Johnson      Order No.:  144089
                                        Date:  11/02/95


Buyer:              Balaclava Holdings, Inc.
                    Tom Lindsay

Property            Richmond Park
Address:            18220 NW Walker Road, Beaverton

Escrow Officer:     Barbara Secor       Settlement Date:  11/01/95


                                            Charges                 Credits

Sales Price                                                     5,936,000.00

Payoff to Imperial Bank                     2,016,791.67
  Principal balance                      2,000,000.00
  Interest thru 10/31/95                    15,708.33
  Interest From 10/31/95 to 11/02/95
    daily rate 541.670000
  Total Interest Amount                      1,083.34

Total Brokers Commission                      125,000.00
  Brokers Commission
  62,500.00 (0.00%) to Carr Capital
  Brokers Commission
  62,500.00 (0.00%) to New England Mortgage Company

County taxes from 11/01/95 to 07/01/96                             47,619.32


County Transfer Tax                             5,936.00
Title Insurance to CHICAGO TITLE INSURANCE CO.  9,504.00
Escrow/Closing Fee to CHICAGO TITLE INSURANCE CO. 750.00
Service Fee to CHICAGO TITLE INSURANCE CO.         25.00


95 6 TO 11/15     to Washington Co. Tax Collector71,526.96

Personal Property                                                  75,000.00
Prepaids                                                              225.80
Sewer holdback                                160,000.00
Termination of UCC
  CHICAGO TITLE INSURANCE CO                       15.00
Future expenses                                75,000.00
Deposits                                        1,946.94

Sub-totals                                  2,466,495.57        6,058,845.12

Balance due to Seller                       3,592,349.55

Totals                                      6,058,845.12        6,058,845.12


Prepared by: Chicago Title Insurance Co.


s/s Barbara Secor
Barbara Secor
Escrow Officer



                   CHICAGO TITLE INSURANCE COMPANY OF OREGON

                       SELLERS FINAL SETTLEMENT STATEMENT





Seller:        Portland Pacific Associates      Escrow No.:  41000-7942BJS
               Philip Johnson                   Order No.:  143355
                                                Date:  11/02/95

Buyer:                  Balaclava Holdings, Inc.
                        Tom Lindsay

Property                Richland Terrace
Address:                15215 SW Walker Road, Beaverton

Escrow Officer:         Barbara Secor           Settlement Date:  11/01/95


                                         Charges               Credits

Sales Price                                                  4,989,000.00

County taxes from 11/01/95 to 07/01/96                          33,496.40

County Transfer Tax                        4,927.00
Title Insurance to CHICAGO TITLE INSURANCE CO.7,990.50
Escrow/Closing Fee to CHICAGO TITLE INSURANCE CO.                  500.00
Service Fee to CHICAGO TITLE INSURANCE CO.    25.00


95 6 TO 11/15     to Washington Co. Tax Collector               50,313.53
EXPRESS FEES  to CHICAGO TITLE INSURANCE CO.  50.00

Prepaids                                                           246.14
Future expenses                           75,000.00

Deposits                                     300.00

Sub-totals                               139,106.0357        5,022,742.54

Balance due to Seller                  4,883,636.51

Totals                                 5,022,742.54          5,022,742.54


Prepared by: Chicago Title Insurance Co.


s/s Barbara Secor
Barbara Secor
Escrow Officer